                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Registration Statement.


                                          /s/ ARTHUR ANDERSEN LLP

                                          --------------------------------------
                                          ARTHUR ANDERSEN LLP

San Jose, California

October 4, 1995


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